BY-LAW NO. 1

                         A by-law relating generally to
                 the transaction of the business and affairs of

                          AMERICAN GOLDRUSH CORPORATION
                 (hereinafter referred to as the "Corporation")

                                    DIRECTORS

1. Calling of and notice of meetings - Meetings of the board shall be held at such place and time and on such day as the President and/or Chief Executive Officer, or any two directors may determine. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2. Votes to govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

3. Interest of directors and officers generally in contracts - No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director of officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the CANADA BUSINESS CORPORATIONS ACT.


                         EXECUTIVE AND OTHER COMMITTEES

4. Executive Committee - The directors may after the annual general meeting of the Corporation and from time to time as vacancies occur, elect from among their members an Executive Committee. The Executive Committee shall consist of not less than two members but the number of members may be increased or decreased from time to time by resolution of the directors. The Executive Committee shall advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business and affairs and may (subject to any regulations or restrictions which the directors may from time to time make or impose) exercise any and all powers of the directors while the latter are not in session except power to do any act which must by law be performed by the directors themselves provided, however, that a repot of all acts and proceedings of the Executive Committee done or had in the interval between meetings of the directors shall be made to the next following meeting of the directors for the information thereof. The Executive Committee shall meet at such times and at such place or places as shall be determined by the Executive Committee and in accordance with such rules as may be provided by resolution of the directors. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, provided that in the event of there being no quorum present at any meeting of the Executive Committee, any director or directors of the Corporation who is or are requested by the chairman of such meeting to attend such meeting shall have the right to attend and shall thereupon be a member or members of the Executive Committee for such meeting.

5. Remuneration of executive committee - The members of the Executive Committee shall be entitled to receive such remuneration for acting as members of the Executive Committee as the directors may from time to time determine.

6. Other committees - Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT, the directors may delegate any, but not all, of their powers to committees (other than the Executive Committee) consisting of such director


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or directors  as they think fit. Any  committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

7. Chairman of committee meetings - A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

8. Votes to govern - The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not be entitled to a second or casting vote.


                                    OFFICERS

9. President - The directors shall elect from among their members a President and, if they see fit, may elect a Chairman of the Board and may elect a Vice-Chairman, either of whom may also be the President, all or any of whom shall hold office until their successors are elected. Vacancies occurring from time to time in these offices may be filled by the directors from among their members.

10. Chief executive officer - The directors may designate the Chairman of the Board or the Vice-Chairman, if any, or the President to be chief executive officer. Failing such designation the Chairman of the Board or, if there be none, the Vice-Chairman or, if there be none, the President, shall be the chief executive officer. The chief executive officer shall, subject to the control of the directors, have an exercise general supervision over the management and control of the business and affairs of the Corporation, its officers and employees.

11. Other officers - The directors, from time to time, may appoint a Secretary and one or more Vice-Presidents, one of whom may be the chief financial officer, and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed, and may determine their duties and, in the discretion of the directors, in the absence of a written agreement to the contrary, may remove or suspend them. One person may hold more than one office.


                             SHAREHOLDERS' MEETINGS

12. Quorum - At any meeting of shareholders, a quorum shall be two persons present in person and each entitled to vote thereat and holding or representing by proxy not less than one twentieth of the shares entitled to be voted at the meeting.


                                 INDEMNIFICATION

13. Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the CANADA BUSINESS CORPORATIONS ACT.

14. Indemnity of others - Except as otherwise required by the CANADA BUSINESS CORPORATIONS ACT and subject to paragraph 5, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a


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view to the best interests of the Corporation  and, with respect to any criminal or  administrative  action or proceeding that is enforced by a monetary penalty,
had  reasonable   grounds  for  believing  that  his  conduct  was  lawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

15. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

16. No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director of officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.


                      BANKING ARRANGEMENTS, CONTRACTS, ETC.

17. Banking arrangements - The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

18. Execution of instruments - Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two of the Chairman, the President, a Vice-President, the Secretary or a director, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer, officers, director of directors or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), proxies for shares and other securities and all paper writings.




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                                  MISCELLANEOUS

19.   Invalidity  of  any   provisions  of  this  by-law  -  The  invalidity  or
unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

20. Omissions and errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.


                                 INTERPRETATION

21. Interpretation - In this by-law and all other by-laws of the Corporation words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival; "board" shall mean the board of directors of the Corporation; "CANADA BUSINESS CORPORATIONS ACT" shall mean CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44 as amended from time to time or any Act that may hereafter be substituted therefor; and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special meeting of shareholders.

MADE effective upon issuance of Articles of Incorporation of the Corporation under the CANADA BUSINESS CORPORATIONS ACT, issued August 8, 2003.

WITNESS the corporate seal of the Corporation.


                                  "RONALD BLOMKAMP"
                                  ----------------------------------------------
                                  Ronald Blomkamp, President


RESOLVED that the foregoing By-law No. 1 is made a by-law of the Corporation.

The undersigned, being all the directors of American Goldrush Corporation, hereby sign the foregoing resolution.

DATED as of August 8, 2003.

"RONALD BLOMKAMP"

-----------------------------------------------------
Ronald Blomkamp




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